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                                                                    Exhibit 99.3


Earnings Statement with respect to the twelve months ended March 31, 2003


                                                         Twelve months
                                                        ended March 31,
                                                             2003
                                                         -----------

Net sales                                                $ 5,070,230
Cost of products sold                                      4,699,684
Cost of products sold - write-down of inventories            108,222
                                                         -----------
                                                             262,324

Selling, general and administrative expenses                 252,660
Restructuring and other unusual charges                      169,761
                                                         -----------

LOSS FROM OPERATIONS                                        (160,097)

OTHER INCOME (EXPENSE)
Interest expense                                             (81,294)
Foreign exchange gain                                          1,005
Investment and other income, net                               3,176
                                                         -----------
                                                             (77,113)

LOSS FROM CONTINUING OPERATIONS BEFORE
   INCOME TAXES, MINORITY INTERESTS  AND EQUITY INCOME      (237,210)

Income taxes                                                 (22,518)
Minority interests                                            13,526
Equity in loss (income) of affiliates                           (455)
                                                         -----------

LOSS FROM CONTINUING OPERATIONS                             (227,763)

LOSS FROM DISCONTINUED OPERATIONS                           (131,280)

                                                         -----------
NET LOSS                                                 ($  359,043)
                                                         ===========